UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

Primo Water Corporation
(Exact name of registrant as specified in its charter)

Ontario	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Assembly Dr.	33607
Suite 800 Tampa, Florida, United States (Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:          (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Primo Water Corporation (the “Company” or “Primo Water”) held its Special Meeting of Shareowners (the “Meeting”) on Monday, November 4, 2024 in connection with the arrangement agreement and plan of merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto, dated as of October 1, 2024 (as amended, the “Arrangement Agreement”), by and among the Company, Triton Water Parent, Inc. (“BlueTriton”), Triton US HoldCo, Inc., a wholly-owned subsidiary of BlueTriton (“NewCo”), Triton Merger Sub 1, Inc., a wholly-owned subsidiary of NewCo (“Merger Sub”), and 1000922661 Ontario Inc., a wholly-owned subsidiary of NewCo (“Amalgamation Sub”).

As at the record date of October 1, 2024, 160,341,329 common shares were outstanding and entitled to notice of and to vote at the Meeting.

Approval of the Plan of Arrangement

At the Meeting, shareowners passed the special resolution approving the Plan of Arrangement (as defined in the Arrangement Agreement) under section 182 of the Business Corporations Act (Ontario), involving Primo Water, NewCo, and Amalgamation Sub.

For	Against
143,031,470	187,999

Advisory Vote on Certain Transaction-Related Executive Compensation

At the Meeting, shareowners approved, on an advisory basis, the payment of certain compensation to certain of Primo Water’s executive officers that will or may become payable by Primo Water to such executive officers in connection with the consummation of the Arrangement Agreement transactions.

For	Against
136,592,979	6,626,490

Item 7.01.	Regulation FD Disclosure.

On November 4, 2024, the Company issued a press release announcing that, prior to the closing of the business combination with BlueTriton Brands, Inc., NewCo is expected to change its name and operate the combined business as “Primo Brands Corporation” (“Primo Brands”). The transaction is expected to close on or about November 8, 2024, and Primo Brands’ Class A common stock is expected to begin trading under the ticker “PRMB” on the New York Stock Exchange (“NYSE”) on November 11, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

The final Exchange Ratio (as defined in the Arrangement Agreement) for shares of Company common stock will be 1:1 for shares of Primo Brands’ Class A common stock.

Cautionary Note Regarding Forward-Looking Information

This communication contains forward-looking statements and forward-looking information within the meaning of applicable securities legislation, including Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, conveying management’s expectations as to the future based on plans, estimates and projections at the time of such statements. Forward-looking statements involve inherent risks and uncertainties and several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions.  However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the anticipated closing date of the Arrangement Agreement transactions, the anticipated trading of Primo Brands stock on the NYSE and other statements that are not historical facts. The forward-looking statements are based on Primo Water and BlueTriton’s current expectations, plans and estimates. Primo Water and BlueTriton believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Proxy Statement filed by Primo Water on Schedule 14A on October 7, 2024 and the other documents filed by Primo Water from time to time with the U.S. Securities and Exchange Commission and applicable Canadian securities regulatory authorities. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Primo Water and BlueTriton assume no obligation and do not undertake to update or revise any of these statements considering new information, future events, or otherwise, except as expressly required by applicable law. Neither BlueTriton nor Primo Water gives any assurance that expectations will be achieved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued November 4, 2024.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
November 4, 2024
	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary